    EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement Nos. 333-41976 and 333-70466 on Form S-8 and Registration Statement Nos. 333-115317 and 333-132129-01 on Form S-3 of our reports dated February 15, 2007 (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No.123 R - Share Based Payments on January 1, 2006 and the adoption of the balance sheet provisions of SFAS No. 158 - Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on December 31, 2006) relating to the financial statements and financial statement schedule of American Axle & Manufacturing Holdings, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
February 20, 2007

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